Exhibit 10.48

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THIS SECURITY IS “RESTRICTED” AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, WHICH SHALL NOT BE UNREASONABLY WITHHELD, AND THEN ONLY: (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT; (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
6.5% SECOND-PRIORITY SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

NUMBER: FIVE	$2,178,000.00
POMONA, CALIFORNIA	NOVEMBER 6, 2009

FOR VALUE RECEIVED, GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the “Company”), promises to pay to Douglas B. Edwards, an individual currently residing in Oxnard, California (the latest of any registered holder of this Note is herein referred to as the “Holder”), in United States dollars (in immediately available funds) the principal sum of TWO MILLION ONE HUNDRED SEVENTY EIGHT THOUSAND DOLLARS ($2,178,000.00), together with (i) interest accrued thereon from the date of this Note on the unpaid principal balance outstanding from time to time; and (ii) other costs and expenses payable or to become payable on the terms of this Note.  The Company will not, and will instruct any transfer agent not to, register on the books of the Company the transfer of this Note (or any Shares issued upon conversion of this Note) unless the conditions specified in the legend set out in capital letters at the top of this Note are satisfied.

This Note is “Note Five” in the series of six promissory notes (the “Notes”) made by the Company pursuant to the terms and conditions of that certain Stock Purchase Agreement dated as of November 6, 2009 by and among the Company and the other parties thereto (the “Stock Purchase Agreement”), the other Notes in the series being designated in the Stock Purchase Agreement as the Seller’s Note (herein the “Senior Note”) and Note One, Note Two, Note Three and Note Four (herein, the “Junior Notes”).

1.           Interest Rate.  Interest on this Note shall accrue on all amounts outstanding from the date hereof until the earlier of (i) the payment in full of all outstanding principal of, and interest and costs and expenses payable on, this Note, or (ii) the conversion of this Note into common stock of the Company (“Shares”) pursuant to Paragraph 8 hereof, at the rate of (A) Six and One Half Percent (6.5%) before the occurrence of any Event of Default (as defined hereinafter), hereunder and, (B) Nine and One Half Percent (9.5%) per annum after and during the continuance of any Event of Default, provided that in no event shall the interest rate be higher than the maximum rate permitted by applicable law.   Interest on this Note shall be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360-day year.

2.           Payment Schedule. Payment of the outstanding principal of this Note shall be due and payable in 41 installments (“Installments”) commencing on July 1, 2010 and continuing on the first day of each calendar month through November 1, 2013 (collectively, the “Installment Dates”). Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first forty Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note, provided that the first Installment shall also include all interest accrued during the first seven months from the date of this Note; and (B) the final, “balloon”, Installment shall be in the amount of all then-outstanding principal, interest and other amounts then outstanding hereunder. Schedule A to this Note sets forth the schedule and amount of such Installments.  Notwithstanding the foregoing, (C) all outstanding principal and interest shall become due and payable on the date, if any, on which the principal amount, or part thereof, of this Note is accelerated and (D) the amount of principal specified in any Prepayment Notice (as defined hereafter) shall be payable on the date specified for such payment in that Notice of Prepayment.  On each Installment Date, all interest accrued at a rate higher than 6.5% per annum shall also be payable.  Costs and expenses such as may become payable hereunder are payable at the earlier of (i) demand of the Holder; or (ii) the next succeeding Installment Date.  All payments hereunder are payable at any United States address or by wire transfer to any United States bank account, in each case as the Holder may designate from time to time to the Company.  Whenever any payment to be made hereunder would otherwise become due on a date which is not a Business Day (as hereinafter defined), the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest with respect to such payment.  “Business Day” means any day on which banks in the City of Los Angeles, California are generally open for business.

3.             Seniority; Enforcement; Subrogation.

3.1            Certain Definitions.  For purposes of Paragraph 3, “Company” means the Company on a consolidated basis   As to the Company: (i) “Senior Debt” means all Debt outstanding from the Company to ComVest Capital LLC (the “ComVest Debt”), as of the date of this Note, and includes any increase in the amount of indebtedness owed to ComVest, and when it has been fully repaid, the ComVest Debt shall no longer be part of the Senior Debt calculation;  and (ii) “Junior Debt” means all Debt, whether now or hereafter incurred or outstanding, other than the Senior Debt and this Note.  "Debt" as to any person or entity (including the Company) (any such person or entity, the “Obligor”) means: (a) all obligations incurred by the Obligor in respect of borrowed money; (b) all obligations owing by the Obligor to the seller or lessor of any real or personal property under leases that are treated as "finance leases"; (c), or any other creditor, bank or person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (d) any other obligations of the Obligor that constitute a balance sheet liability of the Obligor, from time to time; (e) all Guarantees issued by the Obligor in respect of any of the foregoing items of Debt; (f) all liabilities (choate or conditional), principal of and premium, if any, and interest (including without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts owing or which may become owing (whether or not then payable) pursuant to the terms of, or any settlement or compromise of, all leases, accounts payable, trade debt, agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with all such debt; (g) all deferrals, renewals, extensions, refundings, replacements, refinancings and restructuring of and amendments, modification and supplements to any Debt described above.  For purposes of this Paragraph 3, the term "Guarantee" means, as to any person, any obligation of such person guaranteeing or intended to guarantee any indebtedness, including without limitation leases, dividends, principal, premium, interest, penalties, fees, reimbursements, indemnifications, damages, and other expenses payable under the terms of the documentation governing such indebtedness.

3.2           No New Debt Senior to Senior Debt. After the date of this Note, the Company, Santa Clara Waste Water Company, a California corporation (“SCWW”) or California Living Waters, Inc. shall not incur any Debt other than debt incurred to replace the indebtedness to the National Bank of California, the terms of which purport to be senior to any of the Notes.  All new debt of the Company, SCWW and CLW shall be Junior Debt to any of the Notes.

3.3           Debt Priority.  Obligations under this Note are senior to all Junior Debt on the terms set forth in Paragraph 4.  Obligations under this Note shall be junior to the Senior Debt only to the extent of the express terms, such as existed on the date this Note, of the Senior Debt.   In the event that the Company shall fail to comply with any of the covenants or other agreements contained in any agreement or instrument relating to Senior Debt or an event of default shall occur with respect to Senior Debt other than a Payment Default, which default or event of default shall not have been cured or waived (a "Covenant Default"), the Company shall give prompt written notice of such Covenant Default to the Holder.

3.4           Subrogation.  In the event that the Holder shall be required to turn over any payment or distribution under this Note to the holders of Senior Debt (or to any court) to be applied to Senior Debt, the full amount of such payment shall automatically be added to the principal amount of this Note and the Holder shall become subrogated to the rights of the Senior Debt holders to the extent of such payments to such Senior Debt holder or holders or court.

3.5           Continuing Effect.  The provisions of this Paragraph 3 are not intended to impair and shall not impair as between the Company and Holder the obligation of the Company to pay Holder all amounts owing under this Note.  All rights and interests under this Note, and all agreements and obligations of the Company under this Paragraph 3 shall remain in full force and effect irrespective of (i) any lack of validity or unenforceability of any agreement or instrument relating to any Senior Debt, or (ii) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Holders of this Note or the Company.

3.6           Event of Default Not Affected.  Notwithstanding the foregoing in this Paragraph 3, the failure of the Company to timely pay, according to the terms of this Note other than this Paragraph 3, any amount payable on such other terms shall constitute an Event of Default hereunder.

4.             Default.

4.1           Bankruptcy Event.  In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, arrangement, marshalling of assets or liabilities, composition, assignment for the benefit of creditors, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts, its property or its operations, whether voluntary or involuntary (each of the foregoing, a "Bankruptcy Event"), this Note shall be irrevocably paid in full in cash or other immediately available funds before any payment is made upon the Junior Debt. In the event of any such Bankruptcy Event, any payment or distribution of any kind or character, whether in cash, property or securities that shall be made upon or in respect of Junior Debt shall be promptly remitted to the Holder of this Note and applied in payment of this Note unless and until the this Note shall have been irrevocably paid or satisfied in full.

4.2           Payment Default on This Note.  In the event that the Company shall fail to timely pay amounts payable hereunder (in this Paragraph 4, a "Payment Default"), then no cash payment shall be made by the Company on account of Junior Debt, whether for principal, interest or otherwise, or for the purchase, acquisition or retirement thereof, unless and until such this Note shall have been irrevocably paid in full.

4.3           Covenant Default on This Note.   In the event that the Company shall fail to comply with any of the covenants or other agreements contained in the Stock Purchase Agreement, or any guarantee or other agreement or instrument relating to this Note or an Event of Default shall occur with respect to this Note (other than a Payment Default) which default or event of default shall not have been cured or waived (in this Paragraph 4, a "Covenant Default"), and a holder of Junior Debt shall have received written notice of such Covenant Default from the Company or any Holder of this Note or any representative thereof, then no cash payment shall be made after receipt of such written notice by that holder of Junior Debt, in each case, on account of that Junior Debt, whether for principal, interest or otherwise, unless and until such this Note shall have been irrevocably paid in full or until such Covenant Default shall have been cured or waived.

4.4           Junior Debt Restricted on Note Default. If there shall exist a continuing default under this Note, the holders of Junior Debt shall not take any action to collect, or to pursue any other remedy with respect to, accelerated principal on Junior Debt prior to the earlier of: (i) (x) the irrevocable payment in full of all this Note in cash or other immediately available funds, and (y) the termination of all guarantees of this Note; or (ii) the occurrence or commencement of a Bankruptcy Event, and in the event that an involuntary Bankruptcy Event is commenced against the Company, such involuntary Bankruptcy Event is not dismissed, bonded, stayed, vacated or discharged within 60 days of commencement thereof.

4.5           Certain Payments Held in Trust.  In the event that the holder of any Junior Debt shall receive any payment or distribution of assets that such holder is not entitled to retain under the provisions of this Note, such holder shall hold any amount so received in trust for the benefit of the Holder of this Note, shall segregate such assets from other assets held by such Holder and shall on demand forthwith turn over such payment or distribution (without liability for interest thereon) to the Holder of this Note in the form received (with any necessary endorsement) to be applied to this Note. Upon such payment to the Holder of this Note, the full amount of such payment shall automatically be added to the principal amount of this Note.

4.6           Third Party Beneficiaries; Specific Performance; Continuing Effect.  The provisions of this Paragraph 4 are for the benefit of the Holder of this Note (and the Holder’s successors and assigns) and shall be enforceable by the Holder directly against holders of Junior Debt.  No Holder of this Note shall be prejudiced in its right to enforce subordination of Junior Debt by any act or failure to act by the Company or anyone in custody of the Company's assets or property. Any Holder of this Note is hereby authorized to demand specific performance of the provisions of this Paragraph 4 applicable to it, whether or not the Company shall have complied with any of the provisions of this Note applicable to this Note. Holders of Junior Debt shall not, to the full extent permitted by law, be entitled to any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such specific performance. The provisions of this Paragraph 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of this Note is rescinded or must otherwise be returned by the Holder of this Note upon the bankruptcy, insolvency or reorganization of the Company or otherwise, all as though such payment had not been made.  The provisions of this Paragraph 4 are not intended to impair and shall not impair as between the Company and Holder the obligation of the Company to pay Holder all amounts owing under this Note.  All rights and interests under this Note, and all agreements and obligations of the Holder of this Note and the Company under this Paragraph 4 shall remain in full force and effect irrespective of (i) any lack of validity or unenforceability of any agreement or instrument relating to this Note, or (ii) any other circumstances that might otherwise constitute a defense available to Senior Debt or the Company, or a discharge of this Note.

4.7           Certain Notices. The Company agrees, for the benefit of the holders of this Note, that in the event that this Note shall become due and payable before the expressed maturity of any Installment because of the occurrence of an Event of Default hereunder, the Company will give prompt notice in writing of such happening to the holders of this Note.

4.8           Event of Default Not Affected.  Notwithstanding the foregoing in this Paragraph 4, the failure of the Company to timely pay, according to the terms of this Note other than this Paragraph 4, any amount payable on such other terms shall constitute an Event of Default hereunder.

5.           Security Interest. This Note is secured by all of the capital stock of California Living Waters, Incorporated, a California corporation (“CLW”) and of SCWW, by, and pursuant to the terms of, that certain a Security Agreement dated November 5, 2009 by and among the Company, the initial Holders of this Note, the Senior Note(s)and the Junior Note(s).

6.           Guarantee.  This Note is the “Note Five” as defined in, and being in part the subject of, that certain Corporate Guarantee dated as of November 5, 2009, by the Company and GEM Environmental Management Inc., and that certain CLW Guarantee dated November 5, 2009  by California Living Waters Inc.

7.           Events of Default.  “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.  “Event of Default”) means:

               (a)  the Company shall fail to pay in full any principal, accrued interest or other amounts due to Holder under this Note when due and payable.  If an Event of Default shall occur under and as defined in this Paragraph, then Holder shall give notice to the Purchaser of such breach, and Purchaser shall have 10 days from the receipt of such notice to cure the default. Notwithstanding, default interest, if applicable shall commence upon the default and shall continue until the default is cured in accordance with this Paragraph.

(b)  the Company shall default in the performance of or compliance with any covenant, agreement or other obligation of the Company contained in this Note that is not remedied, waived or cured within five (5) days following such default in performance or noncompliance;

(c)  any representation or warranty of the Company contained herein or in the Stock Purchase Agreement shall prove to have been false or incorrect in any material respect as of the date of this Note;

(d)  the Company shall default (as principal, guarantor or other surety) in the payment of any principal of, premium (if any) or interest on, any indebtedness for borrowed money to any other party, or shall default in the performance of or compliance with any other obligation contained in the documentation evidencing or securing any such other indebtedness, and in connection with such default such indebtedness becomes due and payable prior to the date it would otherwise become due and payable, or the Company shall fail to pay such indebtedness at its stated maturity;

(e)  other than on terms approved in writing beforehand by the Holder, (i) the Company's dissolution, termination of existence, suspension or discontinuance of business or ceasing to operate as a going concern; (ii) the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company; (iii) the conveyance of any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or an assignment for the benefit of creditors by the Company; (iv) the commencement of any proceeding, whether federal or state, relating to bankruptcy, insolvency, dissolution, reorganization, composition, renegotiations of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, by or against the Company, which is not stayed, vacated or released within sixty (60) days of commencement; (v) the consent by the Company to the action, appointment, conveyance, or commencement of any of the foregoing; or (vi) any Company corporate action in furtherance of any of the foregoing.

 (f)  entry of a final judgment or judgments, that are not stayed, bonded or discharged within thirty (30) days, the aggregate unpaid liabilities thereon are in excess of $250,000 (excluding insured portions) against the Company or for which the Company is otherwise responsible;

 (g)  there shall occur, or the Company shall enter into any agreement providing for, a Change of Control (as defined below) of the Company; the term “Change of Control” shall mean any transaction or series of related transactions (including without limitation any reorganization, merger, consolidation, sale of assets or sale of stock) that will result in (i) the sale of all or substantially all of the assets of the Company, (ii) a change in ownership of 50% or more of the Company’s then outstanding capital stock, in one or a series of transactions occurring within a period of six (6) months, other than any such change of ownership resulting from the sale by the Company of its securities in connection with one or more financing transactions, or (iii) a consolidation or merger of the Company with or into any other corporation or corporations (or other corporate reorganization) immediately after which the shareholders of the Company hold less than fifty percent (50%) of the voting power of the surviving corporation.

Upon the occurrence of any Event of Default described in Paragraph (a), (d), (e), or (g) above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company; and upon the occurrence of any other Event of Default described in the other subparagraphs above in this Paragraph, Holder may, at Holder’s option exercisable at any time thereafter, by notice to the Company in writing, accelerate this Note and declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company.   Holder may enforce its rights under this Note and otherwise at law or in equity or both.  All remedies available to Holder under this Note or otherwise shall be cumulative, and no course of dealing between the Company and Holder or any delay or omission in exercising any power or right shall operate as a waiver thereof.  The Company shall notify the Holder immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

8.	Optional Conversion; Fixed Percentage; As-Converted Basis; Expiration Time.

The Holder of this Note may, but shall not be required to, in the Holder’s sole discretion convert (a “Conversion”) this Note in whole or in part as to principal and interest outstanding hereon into Shares.  The Holder may effect only one Conversion hereunder.  The number of Shares that the Company is required to issue to the Holder upon such Conversion (the “Conversion Shares”) shall in all cases of a full Conversion of all outstanding principal and interest hereon be equal to that number of Shares that shall, post-Conversion, comprise ten percent (10%) of all Shares outstanding post-Conversion.  In the case of a Conversion of less than all outstanding principal and interest hereon, the number of Conversion Shares shall be reduced to be pro rata to the percentage of outstanding principal and interest being converted.   For purposes of calculating the Conversion Shares, “outstanding” shall be determined on an as-converted, fully-diluted basis, meaning that there shall be added to the number of “outstanding” Shares all Shares as would be outstanding if all entities or persons entitled to do so were to have exercised, immediately prior to the Conversion, all (choate or conditional) options, warrants, conversion rights, preferred stock conversion, or other rights of any person or entity to receive or purchase Shares.  For added clarity, the Conversion may be exercised as to the full 10% of outstanding, as defined above, Shares (or any pro rata portion thereof  in the case of a partial Conversion) regardless The Holder may effect the Conversion at any time after the date hereof but not later than the “Conversion Option Expiration Time”, if any.  “Conversion Option Expiration Time” means the later of  5:00 p.m. Pacific Time on the thirtieth (30th) calendar day after the Company shall first, if ever, have reached, and given the Holder notice that the Company has reached, the Company’s Capital Restructuring Goal as defined below, (the “Capital Goal Date”).  The Company acknowledges, and agrees not to assert to the contrary in any judicial or other proceeding, that the terms of the Conversion are not a penalty but rather are a negotiated financial right of the Holder, given the risk of nonpayment of this Note and the possibility of the expiration of the Holder’s Conversion option.  For purposes of this Paragraph only, (i) “interest” shall not include incremental interest that shall have accrued by reason of the interest rate hereunder having been adjusted to a rate higher than 6.5% per annum, which amounts and (ii) outstanding obligations of the Company to pay costs and expenses hereunder shall remain payable to the Holder notwithstanding such Conversion.

“Capital Restructuring Goal” means the concurrent fulfillment of each of the following events: (i) the Seller’s Note shall have been fully paid on the terms thereof as to all theretofore outstanding principal, interest, costs and expenses; (ii) the Company shall have available, as properly reflected in the Company’s books (prepared in accordance with generally accepted accounting principles consistently applied by the Company in accord with its accounting methods and policies in effect as of September 30, 2009) one million dollars ($1,000,000) in uncommitted working capital (not including any working capital lines of credit); and (iii) the Company shall have invested into SCWW capital of at least one million dollars $1,000,000.  The Company agrees promptly to give the Holder notice of the Company’s having reached the Company’s Capital Restructuring Goal.

8.1           Mechanics of Conversion.

(a)           Conversion Notice.   The Holder shall effect the Conversion, if at all, by the Holder’s notice to the Company (the “Conversion Notice”).  No Conversion Notice shall be effective if received after, and the Holder’s Conversion rights hereunder shall expire at, the Conversion Option Expiration Time.

(b)           Stock Certificate. As promptly as possible after the Conversion, the Company shall issue to the Holder, or Holder’s nominee, a certificate representing the number of Conversion Shares issuable upon the  Conversion in accordance with the terms of this Note and a cash payment in lieu of any fractional share otherwise issuable upon the Conversion; provided, however, that the Company shall not be obligated to issue to the Holder such certificate or payment unless and until this Note, or an appropriate affidavit of loss, is delivered to the Company.

(c)           Record Date.  Upon Conversion, the shareholder(s) in whose name the certificate for Conversion Shares is to be issued shall be deemed to have become a holder of record of such Conversion Shares on the date as of which Notice of Conversion is deemed to have been received by the Company.

(d)            Fractional Shares.  If the Company may not legally issue fractional Shares at the time of Conversion, the number of Conversion Shares shall be rounded up to the nearest Share.

(e)            Merger or Consolidation.  Subject to the terms of Paragraph 7(g) above, if at any time or from time to time there shall be an acquisition of the Company by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding Shares for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, as a part of such acquisition, the Company shall make provision so that the Holder shall thereafter be entitled to receive, upon Conversion of this Note, the number of shares of stock or other securities or property of the acquiring corporation resulting from such acquisition to which the Holder would have been entitled if the Holder had converted this Note immediately prior to such acquisition.  In any such case appropriate adjustments shall be made in the application of the provisions of this Paragraph 8.1(e) with respect to the rights of the Holder after such acquisition to the end that the provisions of this Paragraph 8.1(e) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(f)            Notice to Holders.  In the event the Company shall propose to take any action of the type described in Paragraphs 8.1(e), the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Note Conversion Price, as applicable, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon Conversion of this Note.  In the case of any action that would require the fixing of a record date, such notice shall be given at least fifteen (15) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.

(g)           Costs.  The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares (or substitute value under Paragraph 8.1(e)) upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Shares in a name other than that of the Holder.

(h)           Reservation of Shares.  The Company shall take all necessary action to reserve, and shall reserve at all times so long as any principal amount under this Note remains outstanding (or, if later, until the final Conversion Option Expiration Time), free from statutory or contractual preemptive rights, out of its authorized but unissued capital stock, solely for the purpose of effecting the Conversion of this Note, sufficient Shares, to provide for the Conversion of this Note.

(i)             Good Faith in All Performance.  The Company will not, by amendment of its Articles of Incorporation or  Bylaws or through any reorganization, transfer of assets, issuance or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Paragraph 8 or the other provisions of this Note and will at all times in good faith assist in the carrying out of all provisions hereof and in the taking of all actions as may be necessary in order to protect the conversion and other rights of the Holder hereunder against impairment.

9.             Prepayment.

9.1           Prepayment Right.  The Company may prepay this Note in whole or from time to time in part, together with all accrued interest on this Note (or portion being prepaid) without penalty or premium of any kind, provided that the Company shall have given the Holder of this Note written notice (a “Notice of Prepayment”) specifying (A) a date certain (the “Prepayment Date”) on which the Company thereby commits to make such prepayment; and (B) the principal amount of that prepayment.  To be effective, a Notice of Prepayment must have been received by the Holder of this Note not later than 14 days prior to the Prepayment Date. Upon Holder’s receipt Notice of Prepayment, the Prepayment Date shall thereby become the Installment Date for the principal amount of prepayment specified in the Notice of Prepayment.

9.2           Conversion After Any Prepayment.   This Paragraph is intended, on its terms, to assure that any prepayment of this Note will not adversely affect the ability of the Holder to effect a Conversion to the extent the Holder could have done had no such prepayment occurred.  The terms of Paragraph 8 hereof shall remain in effect if both: (i) the Company shall have prepaid any amount of this Note prior to the Capital Goal Date; and (ii) in the event that Capital Goal Date shall have occurred on or prior to the date specified in Paragraph 2 hereof as the date for payment of the final Installment or any later date on which the Company shall have paid all amounts outstanding hereunder.  To the extent both of the forgoing events have occurred, the Holder may effect a Conversion on or before the Conversion Expiration Date on the same terms as are set forth in Paragraph 8 provided, however, that, at or before the time the Company is to issue the Conversion Shares, the Holder shall repay to the Company in immediately available funds an amount equal to the remainder of (iii) the amount of principal of this Note that the Company shall have paid or prepaid over time, minus (iv) the amount of principal that would have been paid by the Company hereunder as of such issuance date had all payments hereunder been paid by the Company on the Installment Dates specified in Paragraph 2 hereof.

10.           Order of Application of Payments.  All payments to be applied against this Note and the amounts from time to time payable hereunder, shall be applied in the following order of priority: (i) against costs and expenses, if any, (including with relationship to the Holder’s rights and duties toward holders of Senior Debt and/or Junior Debt and/or in any proceeding or suits related to such Event of Default); (ii) against all outstanding interest payable at an increased rate hereunder by reason of any Default; (iii) against all outstanding interest payable at the base rate of 6.5%; (iv) against any other non-principal monetary rights the Holder may come to have against the company by reason of this Note; (v) against prepayment of principal pursuant to a Notice of Prepayment; (vi) against past-due principal Installments, on this Note, in the sequence of such past-due Installments, oldest to most recent; (vii) against the outstanding principal of this Note, in reverse order of the scheduled Installment Dates of those principal Installments.

11.           Expenses of Enforcement.  The Company agrees to reimburse the Holder upon demand for all reasonable out-of-pocket expenses, all costs and expenses (including reasonable attorneys fees, accountants’ fees, collection agency fees, and experts’ fees) of the Holder in connection with the enforcement (including the negotiation and settlement of the terms of any workout or creditors’ committee or similar proceeding) in connection with the Holder’s enforcement of the Company’s obligations hereunder.

12.           No Rights As A Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company prior to the time that this Note is converted into Conversion Shares.

13.           Lost, Stolen or Mutilated Note.  If this Note is lost, stolen, mutilated or destroyed, the Company will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new Note of like denomination, tenor, and date as this Note.  Any such new Note shall constitute an original contractual obligation of the Company, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.

14.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy if sent during normal business hours of the recipient (or if not, on the next business day of the recipient); three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or otherwise upon delivery by hand or by messenger or one day after deposit with a nationally recognized overnight courier service.  Concurrently with the initiation of any such notice, the sender shall make a good faith effort to send the addressee a copy of such notice by electronic mail and to alert the addressee by telephone. Each of the Company and the Holder may, by notice to the other, specify for itself from time to time address specifications different from the initial address specifications as follows:

If to the Company, addressed to:

General Environmental Management, Inc.
Attention: Tim Koziol, CEO
3194 Temple Ave, Ste. 250
Pomona, California 91768
Facsimile No.: 909.444.9900
Telephone No.: 909.444.9500
Email: Tim.Koziol@go-gem.com

With a copy to:
Patrick Lund
Lund LAW Group
1451 Quail Street, Suite 202
Newport Beach, CA 92660
Facsimile number: 949.250.4503
Telephone No.: 949 250.4230
Email: ricklund@lundlawgroup.com

If to Holder, addressed to:

United States Environmental Response, LLC
4255 Harbour Island Lane
Oxnard, CA 93035
Facsimile number: 805.382.1313
Telephone No.: 805.850.8992
Email: canondougedwards@yahoo.com

With a copy to:
Steven A. O’Rourke Professional Corporation
Attention: Steven A. O’Rourke
21700 Oxnard St., Suite 1160
Woodland Hills, CA 91367
Facsimile number: 818.530.4306
Telephone No.: 805.807.1346
Email: Steve@CalCorpLaw.com

15.           Waiver.   The undertakings of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver by the Holder of any right, remedy, power or privilege under any of the Notes, (b) any amendment to or modification of the Stock Purchase Agreement or any of the Notes or any GEM guarantee thereof, or (c) the release or discharge or termination of any security or guarantee for any of the obligations under the Stock Purchase Agreement or any of the Notes, whether or not shall have notice or knowledge of any of the foregoing. The Holder’s prior recourse to any part or all collateral, if any, under the Notes shall not constitute a condition of any demand, suit or proceeding for payment or collection of the obligations under this Note.  No act, failure or delay by the Holder shall constitute a waiver by the Holder of its rights and remedies hereunder or otherwise. No single or partial waiver by the Holder of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company waives to the maximum extent permitted by applicable law presentment, notice of dishonor and protest, notice of intent to accelerate and notice of acceleration of all instruments included in or evidencing any of the obligations under this Note, and any and all other notices and demands whatsoever.

16.           Headings; Interpretation.  The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note.  The Company and the Holder have participated jointly in the negotiation and drafting of this Note.  If an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Company and the Holder and no presumption or burden of proof shall arise favoring or disfavoring either of them by virtue of the authorship of any of the provisions of this Note.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include” or “including” shall mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

17.           Time of Essence.  Time shall be of the essence in the performance of the obligations of the Company hereunder.

18.           Severability.  If, for any reason, a court of competent jurisdiction finds any provision of this Note, or any portion hereof, to be unenforceable, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if this Note had been executed with the invalid portion thereof eliminated therefrom or modified to the extent permitted by law.

19.           Governing Law. THIS NOTE AND THE RIGHTS OF THE HOLDER UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.   The Company submits to and agrees to the exclusive jurisdiction of the state and federal courts sitting in the city of Los Angeles, California, in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding may be, and shall be, heard and determined in any such court.  The Company waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  The Holder may make service of process by sending or delivering a copy of the process to the Company at the address and in the manner provided for the giving of notices above.  Nothing in this Paragraph, however, shall affect the right of any of the Holder to serve legal process in any other manner permitted by law or in equity.  The Company and the Holder shall be bound by a final judgment in any action or proceeding so brought, which shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. In the event of any action or suit based upon or arising out of any alleged breach of any provision of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs of such action or suit.

IN WITNESS WHEREOF, the Company has duly executed this Note as of the day and year first above written.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

By:	/s/
Timothy J. Koziol, CEO

SCHEDULE A

(Attached hereto)